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                                                                    EXHIBIT 99.f

                  Consent of Morgan Stanley & Co. Incorporated

We hereby consent to the use in the Registration Statement of Conexant Systems, Inc. ("Conexant") on Form S-4 and in the Joint Proxy Statement/Prospectus of Conexant and GlobespanVirata, Inc. ("GlobespanVirata"), which is part of the Registration Statement, of our opinion dated November 2, 2003 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary - Opinions of Financial Advisors," "The Merger - Background of the Merger," "The Merger - Recommendations of the Boards of Directors of Conexant and GlobespanVirata; Reasons for the Merger" and "The Merger - Opinion of GlobespanVirata's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                           MORGAN STANLEY & CO. INCORPORATED



                                           By:     /s/ ROBERT L. EATROFF
                                                   -----------------------------
                                                   Robert L. Eatroff
                                                   Managing Director

New York, New York
December 3, 2003